UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 14, 2010

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CHINA ARMCO METALS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	001-34631	26-0491904

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Waters Park Drive, Suite 98 San Mateo, California 94403
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 212-7620 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 14, 2010, Mr. Kexuan Yao, Chairman and Chief Executive Officer of China Armco Metals, Inc. (the “Company”), exercised an option to purchase 1,000,000 shares of its common stock at an exercise price of $5.00 per share resulting in proceeds to the Company of $5,000,000.  Additionally, from March 2010 through April 14, 2010, investors exercised warrants to purchase 1,338,152 shares of the Company’s common stock at an exercise price of $5.00 per share resulting in proceeds to the Company of $6,690,760 and 76,679 shares were issued in connection with the cashless exercise of warrants.

In total, the Company received $11,690,760 in proceeds from these exercises and issued a total of 2,414,831 shares bringing the total number of common shares outstanding as of April 14, 2010 to 12,609,280 with 1,223,022 common stock purchase warrants with an exercise price of $5.00 per share remaining outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ARMCO METALS, INC.

Date: April 15, 2010	/s/ Kexuan Yao
Kexuan Yao Chairman, President and Chief Executive Officer